UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Sonus Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SONUS PHARMACEUTICALS, INC.

22026 20th Avenue S.E.

Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 23, 2005

TO THE STOCKHOLDERS OF SONUS PHARMACEUTICALS, INC.:

The Annual Meeting of Stockholders of Sonus Pharmaceuticals, Inc. (the “Company”) will be held at the Hyatt Regency, 900 Bellevue Way NE, Bellevue, Washington, on May 23, 2005, at 9:00 A.M., for the following purposes as more fully described in the accompanying Proxy Statement:

(1)           To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Michelle Burris	Michael A. Martino
George W. Dunbar, Jr.	Dwight Winstead
Robert E. Ivy

(2)           To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2005; and

(3)           To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 22, 2005 are entitled to vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Michael A. Martino

President and Chief Executive Officer

April 25, 2005

YOUR VOTE IS IMPORTANT.  THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU SHOULD COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.  Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.  Stockholders attending the meeting whose shares are held in the name of a broker or other nominee who desire to vote their shares at the meeting should bring with them a proxy or letter from that firm confirming their ownership of shares.

SONUS PHARMACEUTICALS, INC.

22026 20th Avenue S.E.

Bothell, Washington 98021

PROXY STATEMENT

Proxy Solicitation

On or about May 2, 2005, Sonus Pharmaceuticals, Inc., a Delaware corporation (the “Company”) began mailing these proxy materials to all registered owners (sometimes called record holders) of the Company’s common stock at the close of business on April 22, 2005, (the “Record Date”).  The Company has sent this Proxy Statement to you because the Board of Directors of the Company is requesting your proxy to vote at the 2005 Annual Meeting and at any adjournment or postponement of such meeting.  A copy of this Proxy Statement also has been sent to beneficial owners of the Company’s common stock whose shares were held in “street-name” by banks, brokers and other record holders at the close of business on Record Date.

Solicitation of proxies is expected to be made primarily by mail.  However, the Company’s directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone or in person to request that proxies be furnished.  The Company may reimburse banks, brokers, custodians, nominees, fiduciaries and others for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

Voting

If you are a registered owner (meaning that your shares are registered in the Company’s records as being owned in your name), then you may vote on matters presented at the Annual Meeting in the following ways:

•      By proxy-You may complete the proxy card and mail it in the postage-paid envelope provided; or

•      In person-You may attend the Annual Meeting and cast your vote there.

If you are a beneficial owner whose shares are held in “street-name” by a bank, broker or other record holder, please refer to your voting instruction card and other materials forwarded by such record holder for information on how to instruct the record holder to vote on your behalf.

If you are a registered holder and vote by proxy, the individuals named on the enclosed proxy card will vote your shares in the way that you indicate.  When completing the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the following:

(1)             To elect the following five (5) nominees to serve as directors until the next annual meeting of stockholders or until their successors are elected and have qualified:

Michelle Burris	Michael A. Martino
George W. Dunbar, Jr.	Dwight Winstead
Robert E. Ivy

(2)             To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2005.

If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy will be voted as the Board of Directors recommends.  If you choose to vote by mailing a proxy card, your proxy card must be filed with the Corporate Secretary of the Company prior to or at the commencement of the Annual Meeting.

Registered holders who vote by sending in a signed proxy will not be prevented from attending the Annual Meeting and voting in person.  You have the right to revoke a proxy at any time before it is exercised by (a) executing and returning a later dated proxy, (b) giving written notice of revocation to the Company’s Corporate Secretary at 22026 20th Avenue S.E., Bothell, Washington 98021 or (c) attending the Annual Meeting and voting in person.  In order to attend the Annual Meeting and vote in person, a beneficial holder whose shares are held in “street name” by a bank, broker or other record holder must follow the instructions provided by such record holder for voting in person at the meeting.  The beneficial holder also must obtain from such record holder and present at the Annual Meeting a written proxy allowing the beneficial holder to vote the shares in person.

Record Date, Quorum and Voting Requirements

Only holders of record of the Company’s common stock at the close of business on the Record Date will be eligible to vote at the Annual Meeting.  As of the close of business on the Record Date, the Company had 21,369,706 shares of common stock outstanding.  Each share of common stock is entitled to one vote.

A quorum of shares is necessary to hold a valid stockholders’ meeting.  A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting.  Shares for which an “abstention” from voting is observed, as well as shares that a broker holds in “street name” and votes on some matters but not others (“broker non-votes”), will be counted for purposes of establishing a quorum.

Directors will be elected by a plurality of votes cast at the Annual Meeting.  This means that the five nominees for director who receive the most votes will be elected.  If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, or if there are broker non-votes, the shares withheld or not voted will not be counted for purposes of the election of directors.

For each other item, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter at the Annual Meeting is required for approval.  If you are present at the meeting but do not vote on any of these proposals, or if you have given a proxy and abstain on any of these proposals, this will have the same effect as if you voted against the proposal.  If there are broker non-votes on the issue, the shares not voted will have no effect on the outcome of the proposal.

PROPOSAL ONE

ELECTION OF DIRECTORS

Currently, there are five (5) members of the Board of Directors.  Directors are elected at each annual stockholders’ meeting to hold office until the next annual meeting or until their successors are elected and have qualified.  Unless otherwise instructed, the proxy holders named in the enclosed proxy will vote the proxies received by them for the five (5) nominees named below.  All of the nominees presently are directors of the Company.

If any nominee becomes unavailable for any reason before the election, the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.  The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

Under Delaware law, the five (5) nominees receiving the highest number of votes will be elected as directors at the Annual Meeting.  As a result, proxies voted to “Withhold Authority,” will have no practical effect.  In addition, the election of directors is a matter on which a broker or other nominee is empowered to vote.  Accordingly, no broker non-votes will result from this proposal.

The names and certain information concerning the five (5) nominees for election as directors are set forth below.  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Name	Age	Position with the Company

Michael A. Martino	49	President, Chief Executive Officer and Director

Michelle Burris	39	Director, Chairperson of the Audit Committee

George W. Dunbar, Jr.	58	Director, Co-Chairman of the Board, Member of the Audit, Compensation and Nominating Committees

Robert E. Ivy	71	Director, Co-Chairman of the Board, Chairman of the Nominating Committee and Member of the Audit Committee

Dwight Winstead	56	Director, Chairman of the Compensation Committee and Member of the Audit and Nominating Committees

Michael A. Martino (49) is the President, Chief Executive Officer and a director of the Company.  Mr. Martino joined the Company in September 1998 as President, Chief Operating Officer and a director and was appointed Chief Executive Officer in July 1999.  From 1983 to 1998, Mr. Martino held numerous positions of increasing responsibility in strategic planning, business development, marketing and sales, and general management with Mallinckrodt, Inc., a global healthcare products company, including serving as Vice President and General Manager of the Nuclear Division.  Mr. Martino holds a B.A. in business from Roanoke College and an M.B.A. from Virginia Tech.  He sits on the Presidents Advisory Board of Roanoke College and is a member of the Board of Trustees of Cascadia Community College.  In addition, Mr. Martino is a past chairman of the board of the Washington Biotechnology and Biomedical Association (WBBA).

Michelle Burris (39) was appointed as a director of the Company in May 2004.  Ms. Burris is currently Senior Vice President and Chief Financial Officer of Corixa Corporation, a position she has held since January 2001.  From January 1998 to December 2000, Ms. Burris served as Corixa’s Vice President and Chief Financial Officer, from February 1997 to January 1998, she served as Vice President of Finance and Administration, from 1996 to 1997, she served as Director of Finance and Administration, and from 1995 to 1996 she was Corixa’s Controller.  Ms. Burris worked as a consultant to Corixa from November 1994 through March 1995.  In addition to serving as a director for Sonus, Ms. Burris is on the Advisory Board of Alber’s School of Business and Economics at Seattle University.  Ms Burris holds a B.S. from George Mason University, an M.B.A. from Seattle University and has passed the CPA exam.

George W. Dunbar, Jr. (58) was elected as a director of the Company in November 1997 and co-chairman of the board in July 1999.  Mr. Dunbar is currently the Chief Executive Officer and a director of Quantum Dot, an MPM Capital portfolio company commercializing proprietary labeling and detection nanoparticle bioprobes for multiple applications throughout life science research and medicine. During 2003 he was Chief Executive Officer of Targesome, developing targeted drug delivery technology, which was restructured and sold during 2004.  Mr. Dunbar was previously Chief Executive Officer of Epic Therapeutics, an MPM Capital company, commercializing controlled release formulation technology, which was sold to Baxter Healthcare during 2002. Earlier as (interim) Chief Executive Officer, Mr. Dunbar worked with Dr. Irving Weissman and its founders to restructure both StemCells, Inc. and CytoTherapeutics. Mr. Dunbar’s operating experience includes serving as Chief Executive Officer and a director and engaging in advisory work with many private and public bioscience companies including Molecular Probes, Metra BioSystems, Quidel, DepoTech, Metrika, and LJL BioSystems, as well as senior management positions with Ares Serono, Amersham, and earlier in his career with Motorola. Mr. Dunbar is also a director of Competitive Technologies. Mr. Dunbar is a graduate of Auburn University with degrees in Electrical Engineering and an MBA, and serves on the Business School’s MBA Advisory Board.

Robert E. Ivy (71) was elected as a director of the Company in February 1999 and co-chairman of the board in July 1999.  Since October 1999, Mr. Ivy has been the President of Insight, Inc.  From 1987 until 1999, Mr. Ivy served as President, Chief Executive Officer, and Chairman of the Board of Ribi ImmunoChem, a biopharmaceutical company, which was acquired by Corixa Corporation in October 1999.  Prior to joining Ribi ImmunoChem, Mr. Ivy served as President, Chief Executive Officer and a director of Oncogene Science, Inc.; President, Chief Executive Officer and a director of Berlex Laboratories, Inc. (a subsidiary of Schering A.G.); and President of the U.S.V. Pharmaceutical Division of Revlon Health Care Group.  Mr. Ivy began his career with G.D. Searle & Co. in sales and marketing rising to the position of Vice President, Marketing and Sales.  Mr. Ivy holds a B.S. in Chemistry and Biology from Northwestern University and attended Northwestern University Medical School.

Dwight Winstead (56) has served as a director of the Company since July 1995.  Mr. Winstead is currently President and Chief Operating Officer of Cardinal Health Clinical Technologies and Services, a subsidiary of Cardinal Health, Inc.  From 1991 to 1997, Mr. Winstead served as Executive Vice President of VHA, Inc., a performance improvement company serving health care organizations in the United States. Prior to his promotion to Executive Vice President, Mr. Winstead served in various capacities of VHA Supply Company, a subsidiary of VHA, Inc., including Vice President, Sales and Marketing, Senior Vice President, Chief Operating Officer and President from 1987 to 1991.  Prior to joining VHA, Inc. in 1984, Mr. Winstead served in a variety of materials management and sales positions at several companies, including Ortho Instruments and Worthington Diagnostics.  Mr. Winstead holds a B.S. from Delta State University.

Other Executive Officers

Michael B. Stewart, M.D. (54) is the Senior Vice President and Chief Medical Officer, joining the Company in January 2003.  Prior to joining Sonus, Dr. Stewart was Vice President of Clinical Affairs at ICOS Corporation.  Prior to joining ICOS, Dr. Stewart held senior clinical and research and development positions at Bristol-Myers Squibb Company.  He was also a senior investigator at the National Cancer Institute and held faculty positions at the University of Maryland.  Dr. Stewart received a B.S. in natural sciences from Johns Hopkins University and a M.D. from the University of Maryland School of Medicine.  He is board certified in Internal Medicine and Medical Oncology.

Alan Fuhrman (48) is the Senior Vice President and Chief Financial Officer, joining the Company in September 2004.  He has over 20 years of successful executive management experience with public and private companies in the life sciences and high technology industries.  Prior to joining Sonus, Mr. Fuhrman served as President and Chief Operating Officer of Integrex, Inc. from 2002 until its acquisition in 2004.  He has also held Chief Financial Officer positions at Capital Stream, Inc. a startup financial services workflow automation company; Medisystems Corporation, an international medical device manufacturer; and NeoPath, Inc., a publicly held medical device company.  He received B.S degrees in both Accounting and Agricultural Economics from Montana State University.

Board Meetings and Attendance

The Board of Directors of the Company held eight meetings during the fiscal year ended December 31, 2004.  Each incumbent director attended at least seventy-five percent of all meetings of the Board and meetings of all committees of the Board on which he or she served during the period that such person served as a director.  There are no family relationships among any of the directors or executive officers of the Company.

Committees of the Board of Directors

The Board of Directors has established a Nominating Committee, a Compensation Committee and an Audit Committee.

Nominating Committee

The members of the Nominating Committee are Robert E. Ivy (Chairman), George W. Dunbar, Jr. and Dwight Winstead.  Each of the members of the Nominating Committee meets the definition of “independence” set forth in the NASDAQ corporate governance listing standards.  The Charter for the Nominating Committee can be accessed electronically on the Company’s website at www.sonuspharma.com.  The Nominating Committee held two meetings during the fiscal year ended December 31, 2004.

The Nominating Committee’s responsibilities include: (i) establishing criteria for the selection of new directors, (ii) evaluating the qualifications of potential candidates for directors, (iii) reviewing, investigating and accepting or rejecting nominees for the Board of Directors suggested by any stockholder of the Company, (iv) recommending to the Board of Directors the nominees for election at the next annual meeting or any special meeting of stockholders and any person to be considered to fill a Board of Director vacancy or a newly created directorship, (v) reviewing and assessing the performance of the Board of Directors and management, and (vi) reviewing and reassessing the adequacy of the corporate governance principles of the Company.

The Nominating Committee will consider stockholder recommendations for directors sent to the Nominating Committee, c/o Chief Executive Officer, Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021.  Stockholder recommendations for director should include:

•      the name and address of the stockholder recommending the person to be nominated;

•      a representation that the stockholder is a holder of record of stock of the Company, including the number of shares held and the period of holding;

•      a description of all arrangements or understandings between the stockholder and the recommended nominee, if any;

•      information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended;

•      such other information with respect to each person recommended by a stockholder as is required pursuant to the Company’s Bylaws; and

•      the consent of the recommended nominee to serve as a director of the Company if so elected.

To recommend a director for nomination at an upcoming annual stockholder meeting, a stockholder must deliver notice to the Nominating Committee at least 45 days prior to the upcoming meeting, but no more than 90 days prior to the meeting.  In the event that less than 55 days’ notice or prior public disclosure of the date of the meeting is given,  a recommendation may be delivered within the 10 day period following such notice or public disclosure of the meeting.  Stockholders’ nominees that comply with these procedures will receive the same consideration that the Nominating Committee’s nominees receive.

The Nominating Committee considers the following minimum criteria when reviewing a director nominee:

•      Director candidates must have the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•      Director candidates must be free of any conflict of interests which would violate applicable law or regulations or interfere with the proper performance of the responsibilities of a director;

•      Director candidates must possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•      Director candidates must have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•      Director candidates must have the capacity and desire to represent the balanced, best interests of the stockholders of the Company as a whole and not primarily a special interest group or constituency.

The Nominating Committee and, as needed, a retained search firm, screens the candidates, does reference checks, prepares a biography for each candidate for the Nominating Committee to review and conducts interviews. The Nominating Committee and the Company’s Chief Executive Officer interview candidates that meet the criteria, and the Nominating Committee selects nominees that best suit the Board’s needs to recommend to the full Board.

Audit Committee

The members of the Audit Committee of the Board of Directors (the “Audit Committee”) are Michelle Burris (Chairperson), George W. Dunbar, Jr., Robert E. Ivy, and Dwight Winstead, all of whom meet the definition of “independence” set forth in the NASDAQ corporate governance listing standards.  The Board of Directors has also determined that Michelle Burris is an “audit committee financial expert,” as defined by the rules of the SEC.  The Board of Directors also believes that each of the other member of the Audit Committee would satisfy the requirements of an “audit committee financial expert.”  The Audit Committee’s responsibilities include: (i) reviewing the independence, qualifications, services, fees, and performance of the independent auditors, (ii) appointing, replacing and discharging the independent auditors, (iii) pre-approving the professional services provided by the independent auditors, (iv) reviewing the scope of the annual audit and reports and recommendations submitted by the independent auditors, and (v) reviewing the Company’s financial reporting and accounting policies, including any significant changes, with management and the independent auditors.  The Charter for the Audit Committee can be accessed electronically on the Company’s website at www.sonuspharma.com.  The Audit Committee held five meetings during the fiscal year ended December 31, 2004.

Compensation Committee

The members of the Compensation Committee of the Board of Directors (the “Compensation Committee”) are Dwight Winstead (Chairman) and George W. Dunbar, Jr., each of whom meets the definition of “independence” set forth in the NASDAQ corporate governance listing standards.  The functions of the Compensation Committee include advising the Board of Directors on officer and employee compensation.  The Board of Directors, based on input from the Compensation Committee, establishes the annual compensation for the Company’s officers.  The Compensation Committee held two meetings during the fiscal year ended December 31, 2004.

Director Independence

The Board of Directors has determined that all of the Director nominees for election at the Annual Meeting, except for Michael A. Martino, the Company’s President and Chief Executive Officer, are “independent” under the NASDAQ corporate governance listing standards.

Code of Ethics

The Company has adopted a code of ethics that is applicable to, among others, its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and has posted such code on the Company’s website at www.sonuspharma.com.

Communications with the Board

Shareholders may communicate with the Board or any of the directors by sending written communications addressed to the Board or any of the directors, c/o Chief Financial Officer, Sonus Pharmaceuticals, Inc., 22026 20th Avenue S.E., Bothell, Washington 98021.  All communications are compiled by the Chief Financial Officer and forwarded to the Board or the individual director(s) accordingly.

Director Attendance at Annual Meetings

Directors are strongly encouraged to attend annual meetings of the Company’s stockholders.  All of the Company’s directors attended the 2004 annual meeting of the Company’s shareholders.

Executive Compensation

The following table sets forth information regarding compensation received for the fiscal year ended December 31, 2004, and during the preceding two fiscal years, by the Company’s Chief Executive Officer and its other executive officers (collectively the “Named Executive Officers”):

Summary Compensation Table

					Long Term
					Compensation -
					Securities
		Annual Compensation			Underlying Stock	All Other
Name and Position	Year	Salary	Bonus (5)	Total	Options (#)	Compensation

Michael A. Martino(1)	2004	$333,000	$107,590	$440,950	140,000	$9,360	(6)
President, Chief Executive	2003	$305,000	$125,720	$430,720	125,000	$10,100	(6)
Officer and Director	2002	$275,000	$86,500	$361,500	115,782	$13,220	(6)

Michael B. Stewart, M.D.(1) (2)	2004	$251,500	$63,200	$314,700	55,000	$1,050	(6)
Senior Vice President and Chief	2003	$212,700	$79,740	$292,440	80,000	$700	(6)
Medical Officer

Alan Fuhrman (1) (3) Senior Vice President and Chief Financial Officer	2004	$55,850	$18,685	$74,535	110,000	$—

Richard J. Klein(4)	2004	$142,290	$—	$142,290	—	$1,610	(6)
Senior Vice President	2003	$205,000	$52,400	$257,400	80,000	$4,860	(6)
and Chief Financial Officer	2002	$180,000	$37,100	$217,100	65,285	$7,350	(6)

(1)   Effective January 1, 2005, the annual base salaries for Messrs. Martino, Stewart and Fuhrman are $346,320, $261,560, and $220,000, respectively.

(2)   Dr. Stewart joined the Company in January 2003.

(3)   Mr. Fuhrman joined the Company in September 2004.

(4)   Mr. Klein resigned as Senior Vice President and Chief Financial Officer of the Company in April 2004.

(5)   Bonus amounts include annual performance awards earned in the reporting year.

(6)   Other compensation consists of 401(k) matching contributions and executive life and disability payments.

Option/SAR Grants in Last Fiscal Year

	Number of Securities Underlying Options	% of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
Name	Granted	Year (1)	($/Share)	Date (2)	5%	10%

Michael A. Martino	140,000	15.1%	$3.10	12/29/2014	$272,940	$691,684

Michael B. Stewart, M.D.	55,000	5.9%	$3.10	12/29/2014	$107,227	$271,733

Alan Fuhrman	110,000	11.9%	$3.23	9/15/2014	$223,446	$566,257

Richard J. Klein	—	—	n/a	n/a	n/a	n/a

(1)           Options to purchase an aggregate of 926,575 shares of Common Stock were granted to employees, including the Named Executive Officers, during the year ended December 31, 2004.

(2)           Options granted have a term of 10 years, subject to earlier termination in certain events, and vest over four years.

(3)           In accordance with the rules and regulations of the Securities and Exchange Commission, such gains are based on assumed rates of annual compound stock appreciation of 5% and 10% from the date on which the options were granted over the full term of the options.  The rates do not represent the Company’s estimate or projection of future Common Stock prices, and no assurance can be given that the rates of annual compound stock appreciation assumed will be achieved.

Aggregate Option/SAR Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

	Shares Acquired	Value	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised in-the-Money Options at Fiscal Year-End (1)
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael A. Martino	—	—	534,133	314,993	$71,205	$131,407

Michael B. Stewart, M.D.	—	—	99,062	200,938	$109,896	$143,104

Alan Fuhrman	—	—	—	110,000	$—	$33,000

Richard J. Klein	21,761	$54,185	—	—	$—	$—

(1)           Market value of underlying securities at year-end minus the exercise price of “in-the-money” options.  The closing sale price for the Company’s Common Stock as of December 31, 2004 on the Nasdaq National Market was $3.53 per share.

Directors’ Fees

Each director who is not an employee of the Company receives an annual retainer of $15,000, paid quarterly, plus $1,000 for each in-person Board meeting and $500 for each telephonic Board meeting.  Committee members receive $500 per committee meeting.  All directors may be reimbursed for certain expenses incurred for meetings of the Board of Directors for which they attended.  During 2004, the Company’s non-employee directors earned the following cash compensation for service on the Company’s Board of Directors (Ms. Burris $18,000; Mr. Dunbar $27,500; Mr. Ivy $26,000; and Mr. Winstead $27,000).  Each director is also eligible to receive options under the Company’s 2000 Stock Incentive Plan.  Currently, each eligible director receives options to purchase 10,000 shares of stock each year on the day of the Company’s Annual Meeting of Stockholders, provided he or she has served as a director of the Company for at least one year as of such Annual Meeting of Stockholders.  In addition, each newly elected director receives options to purchase 15,000 shares of the Company’s Common Stock upon joining the Board.  In the year ended December 31, 2004, each non-employee director, received options resulting from their service as a director to purchase 10,000 shares (15,000 in the case of Michelle Burris as she was newly appointed in 2004) of the Company’s Common Stock at $5.69 per share.

Adoption of 10b5-1 Trading Plans and Share Retention Policies

The Board of Directors has adopted policies to better monitor sales by directors, executive officers and key employees and encourage retention of shares of the Company. The 10b5-1 trading policy restricts the ability of directors, executive officers and key employees to sell shares of common stock of the Company unless such sales are made pursuant to a pre-arranged trading plan approved by the Company and adopted by the director, executive officer or key employee in accordance with Rule 10b5-1 of the Securities and Exchange Act of 1934. Rule 10b5-1 allows persons who are not aware of material, non-public information to adopt written, pre-arranged trading plans. Individuals may use these plans to diversify their investment portfolios and sell shares over an extended period of time. Transactions by directors and executive officers will be publicly reported in accordance with applicable securities laws. The Company does not undertake any obligation to report the adoption of individual 10b5-1 plans. The share retention policy establishes ownership guidelines that require directors and executive officers to retain a minimum percentage of shares granted by the Company or shares that have a minimum value relative to cash compensation. Under this policy, directors and executive officers must retain 50% of shares and vested options received from the Company as equity awards until such time as the owned shares and vested options have a fair value of at least two times the annual cash retainer for directors, three times the annual base salary for the Chief Executive Officer and two times the annual base salary for other executive officers.

Change-in-Control Agreements

The Company has entered into Change-in-Control Agreements with Messrs. Martino, Stewart and Fuhrman.  The Agreements provide that upon termination of employment within 12 months following a Change of Control, as defined in the Agreements, either voluntarily for good reason or involuntarily without cause, the Company will pay the employee accrued and unpaid base salary, declared and unpaid incentive compensation and a severance payment equal the employee’s highest annual base salary in effect within 12 months of termination multiplied by 2.99 for Mr. Martino and 1.00 for Messrs. Stewart and Fuhrman.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Based solely upon its review of the copies of reports furnished to the Company, or written representations from directors, officers and persons holding ten percent (10%) or more of the Company’s Common Stock, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended, applicable to its directors, officers and any persons holding ten percent (10%) or more of the Company’s Common Stock were made with respect to the Company’s fiscal year ended December 31, 2004.

Security Ownership of Management and Certain Beneficial Owners

Set forth below is certain information as of the Record Date regarding the beneficial ownership of the Company’s Common Stock by (i) any person who was known by the Company to own more than five percent (5%) of the voting securities of the Company, (ii) all directors and nominees, (iii) each of the Named Executive Officers identified in the Summary Compensation Table, and (iv) all current directors and executive officers as a group.

Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)

Domain Public Equity Partners, L.P. (2) One Palmer Square, Suite 515 Princeton, New Jersey08542	1,354,819	6.3%

Executive Officers and Directors:
Michael A. Martino (3)	784,206	3.7%
Michael B. Stewart, M.D. (4)	132,001	*
Alan Fuhrman (5)	347	*
Michelle Burris (6)	15,000	*
George W. Dunbar, Jr. (7)	106,633	*
Robert E. Ivy (8)	91,833	*
Dwight Winstead (9)	115,133	*

All current executive officers and directors as a group (7 persons)	1,245,153	5.8%

*Less than 1%

(1)           Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days of the Record Date, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.  Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)           Includes 428,262 warrants exercisable within 60 days of the Record Date.

(3)           Consists of 212,851 shares owned directly and 571,355 options exercisable within 60 days of the Record Date.

(4)           Consists of 3,981 shares owned directly and 128,020 options exercisable within 60 days of the Record Date.

(5)           Consists of 347 shares owned directly.

(6)           Consists of 15,000 options exercisable within 60 days of the Record Date.

(7)           Consists of 1,500 shares owned directly and 105,133 options exercisable within 60 days of the Record Date.

(8)           Consists of 1,700 shares owned directly and 90,133 options exercisable within 60 days of the Record Date.

(9)           Consists of 115,133 options exercisable within 60 days of the Record Date.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee (“Committee”) of the Board of Directors has direct responsibility for reviewing, approving, and evaluating the director, officer, and employee compensation plans, policies, and programs of the Company.  The Committee also makes recommendations to the Board of Directors regarding changes in pay practices.  This includes establishing and approving a philosophy and plan for determining an appropriate compensation structure for the Company’s officers, including base salary levels, annual incentives, and long-term equity incentive awards under the Company’s stock option plans.  The Committee is composed entirely of non-employee directors who have no interlocking relationships with the Company.

Compensation Philosophy

The Company’s executive compensation philosophy is to tightly link compensation with company performance, individual achievement, and the creation of shareholder value.  The Company’s Executive Compensation Plan accomplishes this by:

•      Providing competitive compensation opportunities to help attract and retain critical leadership and talent.

•      Creating a direct, meaningful link between business results, individual performance and executive rewards through an annual incentive program.

•      Aligning executive and shareholder interests by providing officers with an opportunity to share in Company long-term value appreciation through a long-term equity program.

Each year, we review officer compensation levels for the upcoming fiscal year, as well as actual bonus payments and equity awards for the completed fiscal year. In determining compensation for a specific officer, we consider many factors, including the scope of the officer’s particular job, his or her performance in the job, the expected value of the officer’s future impact or contribution to the Company’s success and growth, the Company’s recent performance, and market competitiveness.  We retain the services of an independent executive compensation consultant to provide advice as to the structuring of an appropriate compensation plan and comparative life sciences industry pay data for executives in companies of similar size and complexity, including specific data for those companies in our geographic area.  Company officers are matched to positions in the comparator data with similar job scope and responsibility.  In establishing officer compensation recommendations, we review, and give considerable weight to, the recommendations of the Chief Executive Officer, except with respect to his own compensation.

Compensation Elements

Base Salary.  The Company targets a median base salary market position for each officer.  Depending on the officer’s experience in their respective position and individual performance, actual salaries may be slightly above or below the median.  For 2004, executive officer base salaries averaged 94% of the median salary market position.  The officers are eligible for a base salary increase each year that is determined under the Company-wide performance review process and salary guidelines.

Annual Incentives.  As part of a comprehensive executive compensation review in 2002, the Company implemented an officer annual incentive plan to strengthen the link between awards paid under the plan and the Company’s strategic goals.  The plan is structured to deliver total cash compensation (base salary plus annual incentive) that is between the 50th and 75th percentile of the Company’s comparator group.  Target annual incentive award opportunities are established at the beginning of the fiscal year and range from 25% to 45% of base salary for the officer group; however, actual awards may range from 50% to 150% of each officer’s target based on performance.  Awards are paid for the achievement of specific, well-defined goals in the following categories:  (1) performance to corporate goals (80%); and (2) performance to personal goals (20%).  The Committee retains the discretion to pay incentive awards in cash, restricted stock, or stock options.  Based on the performance against corporate goals and the achievement of individual goals by each officer, we approved annual incentive payments totaling $189,475 for the executive officer group for 2004 which is equal to 72% of the executive officer group’s target annual incentive opportunity.  All annual incentive awards for 2004 were paid in February 2005.

Long-Term Incentives.  The Committee believes that long-term incentives, primarily delivered via stock options, are an effective vehicle to encourage ownership in the Company and align the interests of officers with those of shareholders.  The Company refined the process for determining individual stock option awards in 2002 as part of the executive compensation review.  Stock option awards are designed to target the median of the Company’s comparator group, though actual awards may range from 50% to 150% of target depending on specified performance criteria.  Factors used to determine individual stock option awards include competitive market practice, Company stock price performance relative to peers, individual performance, the strategic importance of the individual to the achievement of corporate goals and retention objectives.  Stock option grants may be reduced based on the Company’s dilution constraints.  For 2004, we approved stock option awards totaling 305,000 shares for the executive officer group.

Chief Executive Officer Compensation

The base salary, annual bonus and long-term incentives provided to Mr. Martino for 2004 were determined in accordance with the Company’s compensation policy, philosophy and practices, as outlined above. Mr. Martino is eligible to participate in the same compensation plans, including the annual and long-term incentive plans available to other officers and employees of the Company.

The Committee increased Mr. Martino’s base salary from $305,000 to $333,000 in 2004, which is approximately 93% of the median of chief executive officers in the Company’s comparator group.  Mr. Martino’s 2004 target incentive opportunity under the officer annual incentive plan was equal to 45% of base salary.  Based on the achievement of the overall company metric, corporate and business development goals, and individual objectives, we approved an annual incentive payment of $107,590 for Mr. Martino, which is equal to 72% percent of his target annual incentive award opportunity.

Mr. Martino was also eligible to receive an annual stock option grant in 2004 based on performance.  Based on the criteria for determining stock option grants, we approved a grant of 140,000 stock options for Mr. Martino, which is 85% of his target opportunity.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the tax deductibility by the Company of compensation in excess of $1 million paid to any of its most highly compensated executive officers.  However, performance-based compensation that has been approved by shareholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the Board Committee that establishes such goals consists only of “outside directors” (as defined for purposes of Section 162(m)).  All members of the Committee qualify as “outside directors”.

The Company’s policy is to maximize the deductibility of executive compensation so long as the deductibility is compatible with the more important objectives of retaining executives and maintaining competitive performance-based compensation that is aligned with strategic business objectives.

COMPENSATION COMMITTEE

Dwight Winstead

George W. Dunbar, Jr.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2004.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP, the Company’s independent accountants.  The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees.  The Audit Committee has also discussed with and received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board No. 1, which relates to the accountants independence from the Company.

The Audit Committee has also considered whether the services and fees of Ernst & Young LLP other than those rendered in connection with the annual audit and quarterly interim reviews of the Company’s financial statements are compatible with maintaining the independence of Ernst & Young LLP and has concluded that these services have not affected their independence.  The services and fees of Ernst & Young LLP for 2004 were:

•      Audit Fees (annual audit and quarterly reviews) - $300,500

•      Audit-Related Fees- $80,200

•      Tax Fees- $10,000

•      All Other Fees- $12,460

Each of the members of the Audit Committee qualifies as an “independent” director under the current listing standards of the National Association of Securities Dealers.  The Company’s Board of Directors has adopted a written charter for its Audit Committee.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

AUDIT COMMITTEE

Michelle Burris

George W. Dunbar, Jr.

Robert E. Ivy

Dwight Winstead

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, the foregoing Compensation Committee Report, Audit Committee Report and the following Stock Performance Graph shall not be incorporated by reference into any such filings.

STOCK PERFORMANCE GRAPH

Set forth below is a line graph comparing the cumulative stockholder return on the Company’s Common Stock with the cumulative total return of the Nasdaq Pharmaceutical Index and the Nasdaq Stock Market - U.S. Index for the five year period that commenced December 31, 1998 and ended on December 31, 2004.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2005, and recommends that stockholders vote for ratification of such appointment.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  Even if the selection is ratified, the Audit Committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Ernst & Young LLP has audited the Company’s financial statements annually since inception of the Company.  Its representatives are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following is a summary of the fees billed to the Company by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2004 and December 31, 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees	$300,500	$101,950
Audit Related Fees	80,200	0
Tax Fees	10,000	10,000
All Other Fees	12,460	12,900
Total Fees	$403,160	$124,850

Audit Fees  Consists of fees billed for professional services rendered for the audit of the Company’s financial statements ($79,000 in 2004, $74,000 in 2003), review of the interim financial statements included in quarterly reports ($33,550 in 2004, $27,950 in 2003), and Sarbanes-Oxley Section 404 attestation services ($187,950 in 2004, $0 in 2003).

Audit-Related Fees  Consists of fees billed for related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”  These services primarily include consultations related to the corporate acquisitions.

Tax Fees  Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance related to state tax incentives.

All Other Fees  Consists of all other non-audit services, including fees related to SEC filings (primarily registration statements on Form S-3).

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of Independent Auditors

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.  For audit services, the independent auditor provides an engagement letter in advance of the February meeting of the Audit Committee, outlining the scope of the audit and related audit fees.  If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at its February Audit Committee meeting.

For non-audit services, the Company’s senior management will submit from time to time to the Audit Committee for approval non-audit services that it recommends the Audit Committee engage the independent auditor to provide for the fiscal year.  The Company’s senior management and the independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements.  A budget, estimating non-audit service spending for the fiscal year, will be provided to the Audit Committee along with the request.  The Audit Committee must approve both permissible non-audit services and the budget for such services.  The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at the 2006 Annual Meeting of Stockholders and presentation in the Company’s Proxy Statement with respect to such meeting should arrange for such proposal to be delivered to the Company at its principal place of business no later than January 1, 2006 in order to be considered for inclusion in the Company’s proxy statement relating to that meeting.  Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.  The Company anticipates that its next annual meeting will be held in May 2006.

Proxies submitted to the Company will confer discretionary authority to vote on matters proposed by stockholders if a proponent of a proposal fails to notify the Company at least 45 days prior to the anniversary of mailing of the prior year’s proxy statement, without any discussion of the matter in the proxy statement.  With respect to the Company’s 2006 Annual Meeting of Stockholders, if the Company has not been provided with notice of a stockholder proposal by March 18, 2006, the Company will be allowed to use is voting authority as described above.

OTHER MATTERS

Management is not aware of any other matters to come before the meeting.  If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

By Order of the Board of Directors

Michael A. Martino

President and Chief Executive Officer

April 25, 2005

The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2004 is being mailed concurrently with this Proxy Statement to all stockholders of record as of the Record Date.  The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

COPIES OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2004 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, SONUS PHARMACEUTICALS, INC., 22026 20TH AVENUE S.E., BOTHELL, WASHINGTON 98021.

PROXY	SONUS PHARMACEUTICALS, INC.
Proxy Solicited by the Board of Directors
Annual Meeting of Stockholders – May 23, 2005

The undersigned hereby nominates, constitutes and appoints Michael A. Martino and Alan Fuhrman, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of SONUS PHARMACEUTICALS, INC. which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency, 900 Bellevue Way NE, Bellevue, Washington, on May 23, 2005 at 9:00 A.M., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2

1.	Election of Directors

	☐	FOR	☐	WITHHOLD AUTHORITY
		all nominees listed below (except		to vote for all nominees listed below
as marked to the contrary below)

Election of the following nominees as directors:

Michelle Burris, George W. Dunbar, Jr., Robert E. Ivy, Michael A. Martino and Dwight Winstead

(Instructions: To withhold authority to vote for any nominee, print that nominee’s name in the space below)

2.	Ratification of Ernst & Young LLP as independent auditors

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	In their discretion, on such other business as may properly come before the meeting or any adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND “FOR”  RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY AND ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

Date	, 2005

(Signature of stockholder)

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.